EXHIBIT 21
Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Ges.m.b.H.
Belgium	N.V. Mettler-Toledo
Bermuda	Mettler-Toledo Finance Ltd.
Brazil	Mettler-Toledo Indústria e Comércio Ltda.
Canada	Mettler-Toledo Inc. (Canada)
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Mettler-Toledo (Xinjiang ) Electronic Scale Ltd.
China	Ohaus International Trading (Shanghai) Co., Ltd.
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Ohaus Instruments (Changzhou) Co. Ltd.
China	Panzhihua Toledo Electronic Scale Ltd. (Panzhihua)
China	Mettler-Toledo (Chengdu) Scale & System Ltd.
Croatia	Mettler-Toledo d.o.o.
Czech Republic	Mettler-Toledo spol. s.r.o.
Denmark	Mettler-Toledo A/S
France	Mettler-Toledo EPEC SAS
France	Mettler-Toledo Analyse Industrielle SAS
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SAS
Germany	Mettler-Toledo Garvens GmbH
Germany	Getmore Ges. für Marketing & Media Service mbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Germany	Pharmacontrol Electronic GmbH
Germany	Melibokus Industrie-Elektronik GmbH
Gibraltar	Mettler-Toledo (Gibraltar) MTCS Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) MTCN Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) MTCZ Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) Company Ltd.
Hong Kong	Mettler-Toledo (HK) Ltd.
Hong Kong	Mettler-Toledo (HK) Holding Limited
Hong Kong	Mettler-Toledo (HK) MTCN Limited
Hong Kong	Mettler-Toledo (HK) MTCS Limited
Hong Kong	Mettler-Toledo (HK) MTCZ Limited
Hong Kong	Ohaus (Hong Kong) Limited
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited
India	Ohaus Weighing India Private Limited
Indonesia	PT Mettler-Toledo Indonesia
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Kazakhstan	Mettler-Toledo Central Asia

Country	Legal Name

Kazakhstan	Mettler-Toledo Kazakhstan
Korea	Mettler-Toledo (Korea) Ltd.
Luxembourg	Mettler-Toledo Luxembourg S.à r.l.
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Mettler-Toledo Services Asia-Pac Sdn. Bhd.
Malaysia	Ohaus (SEA) Sdn. Bhd.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México S.A. de C.V.
Netherlands	Gelan Detectiesystemen B.V.
Netherlands	Gelan Holding B.V.
Netherlands	Mettler-Toledo B.V.
Netherlands	Mettler-Toledo Product Inspection B.V.
Netherlands	Mettler-Toledo Holding B.V.
Norway	Mettler-Toledo Cargoscan AS
Norway	Mettler-Toledo AS
Poland	Mettler-Toledo Sp.z.o.o.
Russian Federation	ZAO Mettler-Toledo Vostok
Russian Federation	Representation Office (Part of MTG)
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) GmbH
Switzerland	Mettler-Toledo AG
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc.
Switzerland	Mettler-Toledo Logistik GmbH
Switzerland	Mettler-Toledo Logistik International GmbH
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Mettler-Toledo OnLine GmbH
Switzerland	Mettler-Toledo Sales International GmbH
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG, Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Thailand	Ohaus Indochina Limited
Turkey	Mettler-Toledo TR Olcum Aletleri Ticaret Satis vs Servis Hizmetleri Anonim Sirketi
Ukraine	Mettler-Toledo Ukraine
United Arab Emirates	Mettler-Toledo AG, UAE Branch
United Kingdom	Anachem Limited
United Kingdom	Mettler-Toledo Ltd.
United Kingdom	Mettler-Toledo UK Holdings Limited
United Kingdom	Ohaus UK Ltd.
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United Kingdom	Mettler-Toledo Safeline Limited
United Kingdom	Triton Technology Limited
United Kingdom	Mettler-Toledo (UK) Limited
United States	Mettler-Toledo AutoChem, Inc. [Delaware]
United States	Mettler-Toledo LLC [Delaware]
United States	Mettler-Toledo Ingold, Inc. [Massachusetts]
United States	Ohaus Corporation [New Jersey]
United States	Rainin Instrument, LLC [Delaware]
United States	Mettler-Toledo Thornton Inc. [Massachusetts]
United States	Mettler-Toledo International Inc., Wilmington Delaware
United States	Mettler-Toledo International Finance, Inc. [Delaware]

Country	Legal Name

United States	Mettler-Toledo Global Holdings, LLC [Delaware]
United States	Mettler-Toledo (US) Finance LLC
United States	Mettler-Toledo International Holdings LP
United States	Mettler-Toledo Global Finance LLC
United States	Mettler-Toledo Finance LLC
United States	Calibrate, Inc.
Vietnam	Mettler-Toledo Vietnam Limited Liability Company